UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 23, 2009

Date of Report (Date of earliest event reported)

3PAR Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33823	77-0510671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices)

(510) 413-5999

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2009, 3PAR Inc. (the “Company”), announced the appointment of Jeffrey A. Price, a named executive officer of the Company, to the role of Chief Technical Officer of System Design. In his capacity as CTO of System Design, Mr. Price will be responsible for designing and developing future generations of the Company’s storage systems.

Mr. Price is one of the Company’s co-founders and from May 1999 until his appointment to the office of CTO of System Design served as the Company’s Vice President of Engineering. Mr. Price has been a member of the Company’s board of directors since May 2001 and continues to serve in such capacity.

The compensation terms of Mr. Price’s employment with the Company have not changed from those previously disclosed in the Company’s prior filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2009

3PAR INC.

By:	/s/ ADRIEL G. LARES
Adriel G. Lares
Vice President of Finance and Chief Financial Officer